Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Investment Advisory Agreement dated September 13, 2011 between

Registrant and Grandeur Peak Global Advisors, LLC with respect to the

Grandeur Peak Global Opportunities and Grandeur Peak International

Opportunities Funds is incorporated herein by reference to Exhibit (d)(1) to

Post-Effective Amendment No. 82 to Registrant’s Registration Statement

filed on September 22, 2011, accession number: 0001193125-11-254098.

Amendment dated May 1, 2013 to the Investment Advisory Agreement dated September 13, 2011 between Registrant and Grandeur Peak Global

Advisors, LLC with respect to the Grandeur Peak Global Reach Fund and

Grandeur Peak Emerging Markets Opportunities Fund is incorporated herein by reference to Exhibit (d)(26) to Post-Effective Amendment No.

113 to Registrant’s Registration Statement filed on May 1, 2013, accession number: 0001193125-13-191416.

Sub-Advisory Agreement dated April 1, 2013 by and between Registrant,

Highland Associates, Inc. and Robeco Investment Management, Inc. with respect to the Redmont Resolute Fund I and Redmont Resolute Fund II is

incorporated herein by reference to Exhibit (d)(27) to Post-Effective

Amendment No. 118 to Registrant’s Registration Statement filed on August

28, 2013, accession number: 0001193125-13-350554.

Sub-Advisory Agreement dated April 1, 2013 by and between Registrant,

Highland Associates, Inc. and Turner Investments, L.P. with respect to the

Redmont Resolute Fund I and Redmont Resolute Fund II is incorporated herein by reference to Exhibit (d)(28) to Post-Effective Amendment No.

118 to Registrant’s Registration Statement filed on August 28, 2013,

accession number: 0001193125-13-350554.

Interim Sub-Advisory Agreement dated September 11, 2013 by and between Registrant, ALPS Advisors, Inc. and CoreCommodity Management,

LLC with respect to the ALPS/CoreCommodity Management

CompleteCommodities Strategy Fund is filed herewith.